                                                                    EXHIBIT 4.14
                             LETTER OF TRANSMITTAL
                 (IMPORTANT: SEE INSTRUCTIONS ON REVERSE SIDE)


TO:  CONTINENTAL STOCK TRANSFER & TRUST COMPANY
      2 Broadway, New York, NY 10004
                                                                ----------------------------------------------
                                                                (Please Date)
                                                                NOTE: If the name or address as shown at left
                                                                is incorrect, please make any change
                                                                necessary.

                     IF YOU HAVE A STOCK CERTIFICATE DATED
                            PRIOR TO MARCH 31, 1998,
                   THE DATE OF A 2 FOR 1 REVERSE STOCK SPLIT,
                           PLEASE READ THE FOLLOWING:

Gentlemen:
    The undersigned surrenders herewith the following certificate(s) representing shares of Common Stock, $.01 par value ("Common Stock"), of EXCO Resources, Inc. (the "Company"), in exchange for a certificate representing shares of Common Stock on the basis of one share of Common Stock for each 2 shares of Common Stock previously held, with pre-reverse stock split shares which cannot be converted into a whole post-split share to be paid in cash at a rate equal to $3.25 per pre-reverse split share.

             Certificate Numbers                                    Number of Shares
             -------------------                                    ----------------

---------------------------------------------         ---------------------------------------------
---------------------------------------------         ---------------------------------------------
           Total Number of Shares                     ---------------------------------------------

                    SPECIAL DELIVERY OR PAYMENT INSTRUCTIONS
                              (SEE INSTRUCTION 6)

Fill in ONLY if delivery of any check and/or any new stock certificate(s) representing Common Stock is to be made to OTHER than the address appearing in the box above.

Mail to:
Name
     -----------------------------------------------               -----------------------------------------------------
                  (Please Print)                                         (Social Security or IRS Employer ID Number)
Address
       ---------------------------------------------

       ---------------------------------------------
                  (Including Zip Code)

PLEASE PROVIDE YOUR SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER ("TIN") ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THEREIN THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO WILL SUBJECT YOU TO THIRTY-ONE PERCENT FEDERAL INCOME TAX WITHHOLDING FROM YOUR PROCEEDS.


 SUBSTITUTE                         Part 1 -- PLEASE PROVIDE YOUR TIN IN  ---------------------------------
 Form W-9                           THE BOX AT RIGHT AND CERTIFY BY       Social Security Number or Employer
                                    SIGNING AND DATING BELOW              Identification Number
                                                                         --------------------------------
                                                                          or Awaiting TIN

                                    Part 2 -- For Payee exempt from backup withholding, see the enclosed
                                    Guidelines for Form W-9 Certification of Taxpayer Identification Number
                                    on Substitute Form W-9, Certification -- Under penalties of perjury: I certify that (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),
 Department of the Treasury         and (2) I am not subject to backup withholding because I have not been
 Internal Revenue Service           notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

                                    Certificate Instructions -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return.
                                    However, if after being notified by the IRS that you are subject to
 Payer's Request for Taxpayer       backup withholding you received another notification from the IRS that
 Identification Number (TIN)        you are no longer subject to backup withholding do not cross out item
                                    (2).

                                    SIGNATURE                               DATE
                                              ---------------------------        --------------------------
Signature(s)
            -------------------------------------------------------------

            -------------------------------------------------------------

Signature(s) of registered holder(s) must be signed by registered holder(s) exactly as name(s) appear on certificate(s) or by person(s) authorized to become registered holder(s) of certificate(s) by documents transmitted herewith. (See
Instructions 2 and 6)

Signature(s) guaranteed (See Instruction 4)

------------------------------------------------------------------
                Name of Firm Issuing Guarantee

                                  INSTRUCTIONS

    1. EXECUTION AND DELIVERY OF LETTER OF TRANSMITTAL. This Letter of Transmittal should be filled in, dated and signed and sent to Continental Stock Transfer & Trust Company, Transfer Agent, 2 Broadway, New York, New York 10004, accompanied by all stock certificates representing Common Stock, $.01 par value, of EXCO Resources, Inc.. (the "Company"), currently held by you. The method of transmitting or delivering such certificate(s) is at the risk of the owner, but if sent by mail, registered mail is recommended; an addressed envelope is enclosed for your convenience.


    2. SIGNATURES. The Letter of Transmittal must be signed by or on behalf of the registered holder(s) of the certificate(s) transmitted. If the shares covered by such certificate(s) are registered in the names of two or more owners, all such owners must sign. The signature(s) on the Letter of Transmittal should correspond exactly to the name(s) written on the face of the stock certificate(s) transmitted unless the shares of Common Stock described in the Letter of Transmittal have been assigned by the registered holder, in which event the Letter of Transmittal should be signed in exactly the same form as the name of the last transferee appears in the transfers attached to or endorsed on the certificate(s). See Instructions 4(a) and 4(b).


    3. ISSUANCE OF NEW CERTIFICATES IN SAME NAME. If any certificate representing Common Stock or payment check is to be issued in the name of the registered holder as inscribed on the surrendered certificate(s), the surrendered certificate(s) need not be endorsed and no guarantee of the signature on the Letter of Transmittal is required. For corrections in name or changes in name not involving changes in ownership, see Instruction 4(c).

    4. ISSUANCE OF NEW CERTIFICATES IN DIFFERENT NAMES. If any certificate representing Common Stock or payment check is to be issued in the name of someone other than the registered holder of the surrendered certificate(s), you must follow the guidelines below. Any certificate currently bearing a legend will continue to bear such legend. Removal thereof under Rule 144 or otherwise requires an opinion of counsel. Please check with your attorney.

        a. Endorsement and Guarantee. The certificate(s) surrendered must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered holder of such certificate(s) to the person who is to receive the Common Stock or payment check. The signature of the registered holder to the endorsement or stock powers must correspond with the name as written upon the face of the certificate(s) in every particular and must be guaranteed by a member of an acceptable Medallion Guarantee Program (Bank or Stock Broker).

        b. Transferee's Signature. The Letter of Transmittal must be signed by the transferee or assignee or his agent, and should not be signed by the transferor or assignor. The signature of such transferee or assignee must be guaranteed by a Guarantor as defined in Instruction 4(a).

        c. Transfer Tax. In the event that any transfer or other taxes become payable by reason of the Issuance of any Common Stock in any name other than that of the registered holder, the Letter of Transmittal must be accompanied by a check in payment of any transfer or other taxes required by reason of such issuance in such different name, or by proper evidence that such tax has been paid or is not payable.


        d. Correction of, or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., the surrendered certificate(s) should be endorsed, e.g., "Mary Doe, now by marriage Mrs. Mary Jones," with the signature guaranteed as described in Instruction 4(a). For a correction in name, the surrendered certificate(s) should be endorsed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown," with the signature guaranteed as described in Instruction 4(a).


    You should consult your own tax advisor as to any possible tax consequences resulting from the issuance of any stock certificate and/or payment check in a name different from that of the registered holder of the surrendered certificate(s).

    5. SUBSTITUTE FORM W-9. Under current federal income tax law, a holder who surrenders shares for exchange is required to provide the Transfer Agent with his or her correct taxpayer identification number ("TIN") (i.e., social security number or employer identification number) on Substitute Form W-9. If the Transfer Agent is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, delivery to such holder of any Fractional Share Payment may be subject to backup withholding. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

    Certain holders, including, among others, all corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalty of perjury, to the Transfer Agent (which form the Transfer Agent will provide upon request) attesting to the individual's exempt status.

    If backup withholding applies, the Transfer Agent is required to withhold 31% of any Fractional Share Payment made to the holder pursuant to the exchange of pre-split Common Stock for post-split Common Stock. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

    The Company reserves the right in its sole discretion to direct the Transfer Agent to take whatever steps are necessary to comply with the Company's obligations regarding backup withholding.

    To prevent backup withholding with respect to any Fractional Share Payment, the holder is required to notify the Transfer Agent of his or her correct TIN by completing the form on the Letter of Transmittal certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN).

    The holder is required to give the Transfer Agent the social security number or employer identification number of the record owner of the shares.

    6. SUPPORTING EVIDENCE. In case any Letter of Transmittal, certificate endorsement or stock power executed by an agent, attorney, administrator, executor, guardian, trustee or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted with the Letter of Transmittal, surrendered certificate(s) and/or stock powers, documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary), as well as evidence of authority of the person making such execution to assign, sell or transfer shares. Such documentary evidence of authority must be in form satisfactory to the Transfer Agent.

    7. SPECIAL INSTRUCTIONS FOR DELIVERIES BY THE TRANSFER AGENT. Unless instructions to the contrary are given in the Special Delivery Instructions Box, any certificate(s) representing Common Stock to be distributed upon conversion of the Common Stock surrendered pursuant to the Letter of Transmittal will be mailed to the address shown on the mailing label or to the address shown in the Special Payment Instructions Box.


    8. PAYMENT FOR FRACTIONAL SHARES. No fractional shares will be issued to stockholders otherwise entitled to fractional shares, and, in lieu thereof, the Company will pay fractional shares in cash at a rate of $3.25 per pre-reverse split share.


    9. INQUIRIES. All inquiries with respect to the completion of the Letter of Transmittal and the surrender of any certificate(s) representing shares of Common Stock should be made to Continental Stock Transfer & Trust Company at
(212) 509-4000, extension 535.

    10. LOST CERTIFICATES. If you cannot locate your stock certificate, advise the Transfer Agent in writing.